UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2023

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 20, 2023 (the “Closing Date”), Cyclo Therapeutics, Inc. (the “Company”) announced that it had entered into a securities purchase agreement (“Purchase Agreement”) with certain accredited investors (the “Investors”) to raise $2,147,009 in a private offering (“Offering”). The Investors own vested warrants to purchase an aggregate of 3,023,956 shares of the Company’s common stock at an exercise price of $0.71 per share (the “Original Warrants”), which they purchased in private offerings in April and May 2023. In the Offering, the Investors exercised their Original Warrants in full on or prior to the Closing Date, in consideration of receipt of new warrants (“New Warrants”) with an exercise price equal to $0.95 per share, to purchase 110% of the number of shares of the Company’s common stock covered under the Original Warrants. The New Warrants will be exercisable for cash only and have a term of four years from the issuance date. The Investors include Rafael Holdings, Inc., a significant shareholder of the Company, several directors of the Company, management, and their affiliates.

The Company intends on using the net proceeds from this Offering for general working capital purposes. In the aggregate, the Company issued to the Investors New Warrants to purchase a total of 3,326,352 shares of common stock in exchange for receipt of cash consideration of $2,147,009 from the exercise of the Original Warrants by the Investors. The Offering was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). Each Investor represented in writing that he, she, or it is an accredited investor and acquired the securities for his, her or its own account for investment purposes and any subsequent transfer or sales of these securities will be in accordance with the Securities Act or exempt from registration under the Securities Act. The New Warrants and the shares of the Company’s common stock issuable upon exercise of the New Warrants will be “restricted securities” under Rule 144 of the Securities Act, and certificates representing the foregoing will bear a Rule 144 restrictive legend.

The foregoing descriptions of the Offering, the Purchase Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and New Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of New Warrant
10.1	Form of Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

By:	/s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer
Date: October 20, 2023